                   SCHEDULE 14A INFORMATION
       PROXY STATEMENT PUSUANT TO SECTION 14(a) OF THE
              SECURITIES EXCHANGE ACT OF 1934
                    (AMENDMENT NO. ____)


Filed by Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[  ]   Preliminary Proxy Statement
[  ]   Confidential for the Use of the Commission Only (as permitted by Rule 14a-6(c)(21)
[  ]   Definitive Proxy Statement
[  ]   Definitive Additional Materials
[X ]   Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12




                              ERLY INDUSTRIES INC.
                              --------------------
                 (Name of Registrant as Specified In Its Charter)


                              ERLY INDUSTRIES INC.
                              --------------------
                    (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X ]   No fee required.

[  ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
       and 0-11.

   1.  Title of each class of securities to which transaction applies:
       ______________________________________________________________________

   2.  Aggregate number of securities to which transaction applies:
       ______________________________________________________________________

   3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11, set forth the amount on which the filing fee is calculated and state how it was determined:
       ______________________________________________________________________

   4.  Proposed maximum aggregate value of transaction:
       ______________________________________________________________________

   5.  Total fee paid:
       ______________________________________________________________________


[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


      (1) Amount Previously Paid:
       ______________________________________________________________________

      (2) Form, Schedule or Registration Statement No.:
       ______________________________________________________________________

      (3) Filing Party:
       ______________________________________________________________________

      (4) Date Filed:
       ______________________________________________________________________

                           ERLY INDUSTRIES INC.
                      10990 WILSHIRE BOULEVARD, #1800
                       LOS ANGELES, CALIFORNIA  90024



                       ERLY INDUSTRIES ANNOUNCES
                  FILING OF PRELIMINARY PROXY STATEMENT


LOS ANGELES, California (August 22, 1997) - ERLY Industries Inc.
(Nasdaq NM: ERLY) announced that today it has filed with the Securities and Exchange Commission a preliminary proxy statement in anticipation of its Annual Meeting of Shareholders scheduled for September 26, 1997.

At the Annual Meeting, shareholders will be asked to re-elect the current Board of Directors and to approve two amendments to the Articles of
Incorporation: one amendment would eliminate cumulative voting; the other would eliminate action by written consent of shareholders. The current directors of ERLY are Gerald D. Murphy, Douglas A. Murphy, William H. Burgess, Bill J. McFarland and Alan M. Wiener.

Gerald D. Murphy, Chairman of the Board, stated "The directors believe that, if approved, these amendments to the Articles of Incorporation will inhibit the ability of a small minority of dissident shareholders, such as the Trenham group, from seeking to utilize their position to wield disproportionate power over the affairs of the Company at the expense of other shareholders."

As previously announced, Noble Trenham and his firm, First Global Securties, Inc. of Pasadena, California, and Nanette Kelley and her companies, The Powell Group and Farmers Rice Milling Company of Baton Rouge, Louisiana (collectively, "the Trenham group"), who own less than 4% of the outstanding shares of ERLY, have stated their intention to solicit votes from shareholders to remove all the current directors of the Company and replace them with their own slate of directors.

Officers and directors of ERLY Industries currently own approximately 38% of the outstanding shares of the Company.

ERLY Industries, a diversified agribusiness, operates in three industries. American Rice, Inc., a publicly traded company in which ERLY holds a controlling voting interest, is engaged in the processing, packaging and marketing of rice and olives. Wholly-owned Chemonics Industries, Inc., through its subsidiary Chemonics International, Inc., a consulting corporation, provides public and private-sector management and technical services worldwide. Through its Chemonics Fire-Trol, Inc. and Chemonics Industries (Canada) Ltd. subsidiaries (collectively, "Fire-Trol"), Chemonics Industries is also a major supplier in North America of fire-retardant products for the management of forest fires.